UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2011

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446

1-2967	Union Electric Company (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-0559760

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

Reference is made to Note 2 – Rate and Regulatory Matters to our financial statements under Part II, Item 8. Financial Statements and Outlook under Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, each in the Annual Report on Form 10-K for the year ended December 31, 2010, of registrant Ameren Corporation and its registrant subsidiary Union Electric Company, doing business as Ameren Missouri (“UE”), for a discussion of the pending judicial review and regulatory proceedings regarding the 2010 Missouri electric rate order and the 2009 Missouri electric rate order issued by the Missouri Public Service Commission (“MoPSC”).

On March 16, 2011, the MoPSC denied the Missouri Office of Public Counsel’s (“MoOPC”) request to suspend UE’s currently effective electric rate schedules (approved by the 2010 Missouri electric rate order) and to replace them with UE’s previously effective electric rate schedules (approved by the 2009 Missouri electric rate order) for all customers. By denying the MoOPC’s request, the MoPSC effectively denied the Missouri Industrial Energy Consumers’ request to suspend UE’s currently effective electric rate schedules, including its fuel adjustment clause, and to replace them with UE’s electric rate schedules approved by the MoPSC in its 2007 electric rate order.

This combined Form 8-K is being filed separately by Ameren Corporation and Union Electric Company. Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

/s/ Martin J. Lyons, Jr.
Martin J. Lyons, Jr.
Senior Vice President and Chief Financial Officer

UNION ELECTRIC COMPANY
(Registrant)

/s/ Martin J. Lyons, Jr.
Martin J. Lyons, Jr.
Senior Vice President and Chief Financial Officer

Date: March 16, 2011

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